Exhibit 99.1

Contact:	Media: Margaret Mellott 1-313-322-5393	Fixed Income Investment Community: David Dickenson 1-313-621-0881
	mmellott@ford.com	ddickens@ford.com

FOR IMMEDIATE RELEASE

FORD CREDIT EARNS $427 MILLION IN THE THIRD QUARTER OF 2009*

DEARBORN, Mich., November 2, 2009 – Ford Motor Credit Company reported net income of $427 million in the third quarter of 2009, an increase of $332 million from earnings of $95 million a year earlier.  On a pre-tax basis, Ford Credit earned $677 million in the third quarter, compared with $161 million in the previous year.  On a pre-tax basis, Ford Credit earned $1.3 billion in the first nine months of 2009.

The increase in pre-tax earnings primarily reflected lower depreciation expense for leased vehicles due to higher auction values, a lower provision for credit losses, and lower operating costs.  These factors were offset partially by lower volume.

“We always adapt our operations to changing business conditions and had the additional benefit in the third quarter of improved used vehicle auction markets.  We continue to profitably support Ford Motor Company sales,” Chairman and CEO Mike Bannister said.

On September 30, 2009, Ford Credit’s on-balance sheet net receivables totaled $93 billion, compared with $116 billion at year-end 2008.  Managed receivables were $94 billion on September 30, 2009, down from $118 billion on December 31, 2008.  The lower receivables primarily reflected lower industry volumes, lower dealer stocks, and the transition of Jaguar, Land Rover and Mazda financing to other finance providers.

On September 30, 2009, managed leverage was 7.7 to 1.  During the third quarter of 2009, Ford Credit distributed $431 million to its immediate parent, Ford Holdings LLC.

Ford Credit expects to be profitable in the fourth quarter of 2009 and end the year with managed receivables between $90 billion and $95 billion.  Ford Credit expects reduced profits in 2010 based on lower average receivables and non-recurrence of favorable 2009 factors.

Ford Motor Credit Company LLC is one of the world’s largest automotive finance companies and has supported the sale of Ford Motor Company products since 1959.  Ford Credit is an indirect, wholly owned subsidiary of Ford.  It provides automotive financing for Ford, Lincoln, Mercury and Volvo dealers and customers.  More information can be found at http://www.fordcredit.com and at Ford  Credit’s investor center, http://www.fordcredit.com/investorcenter/.

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*	The financial results discussed herein are presented on a preliminary basis; final data will be included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.
# # #

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
PRELIMINARY
CONSOLIDATED STATEMENT OF OPERATIONS
For the Periods Ended September 30, 2009 and 2008
(in millions)

Third Quarter
Nine Months

2009
2008
2009
2008

 Financing revenue

 Operating leases
$1,168	$1,598	$3,854	$5,000

 Retail
750	866	2,266	2,504

 Interest supplements and other support costs earned from affiliated companies
917	1,189	2,813	3,682

 Wholesale
188	425	709	1,340

 Other
18	32	60	103

 Total financing revenue
3,041	4,110	9,702	12,629

 Depreciation on vehicles subject to operating leases
(842)	(1,573)	(3,200)	(7,477)

 Interest expense
(1,259)	(1,888)	(3,969)	(5,781)

 Net financing margin
940	649	2,533	(629)

 Other revenue

 Insurance premiums earned, net
20	28	76	110

 Other income, net
144	294	574	832

 Total financing margin and other revenue
1,104	971	3,183	313

 Expenses

 Operating expenses
306	415	956	1,161

 Provision for credit losses
111	377	893	1,249

 Insurance expenses
10	18	47	90

 Total expenses
427	810	1,896	2,500

 Income/(Loss) before income taxes
677	161	1,287	(2,187)

 Provision for/(Benefit from) income taxes
250	66	462	(870)

 Income/(Loss) from continuing operations
427	95	825	(1,317)

 Gain on disposal of discontinued operations
—	—	2	9

 Net income/(loss)
$427	$95	$827	$(1,308)

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
PRELIMINARY
CONSOLIDATED BALANCE SHEET
(in millions)
	September 30,	December 31,
	2009	2008
ASSETS
Cash and cash equivalents	$15,296	$15,473
Marketable securities	8,641	8,606
Finance receivables, net	76,163	93,331
Net investment in operating leases	16,320	22,506
Notes and accounts receivable from affiliated companies	846	1,047
Derivative financial instruments	2,328	3,791
Assets held-for-sale	911	214
Other assets	4,287	5,159
Total assets	$124,792	$150,127

LIABILITIES AND SHAREHOLDER’S INTEREST
Liabilities
Accounts payable
Customer deposits, dealer reserves and other	$1,060	$1,781
Affiliated companies	1,685	1,015
Total accounts payable	2,745	2,796
Debt	103,368	126,458
Deferred income taxes	2,078	2,668
Derivative financial instruments	1,481	2,145
Liabilities held-for-sale	—	56
Other liabilities and deferred income	4,628	5,438
Total liabilities	114,300	139,561

Shareholder’s interest
Shareholder’s interest	5,149	5,149
Accumulated other comprehensive income	1,016	432
Retained earnings	4,327	4,985
Total shareholder’s interest	10,492	10,566
Total liabilities and shareholder’s interest	$124,792	$150,127

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
OPERATING HIGHLIGHTS
	Third Quarter		First Nine Months
	2009	2008	2009	2008
Financing Shares
United States
Financing share – Ford, Lincoln and Mercury
Retail installment and lease	30%	46%	30%	40%
Wholesale	80	77	79	77

Europe
Financing share – Ford
Retail installment and lease	27%	31%	27%	28%
Wholesale	99	98	99	98

Contract Volume – New and used retail/lease (in thousands)
North America segment
United States	161	277	449	864
Canada	15	43	68	122
Total North America segment	176	320	517	986

International segment
Europe	112	149	358	504
Other international	11	27	37	105
Total International segment	123	176	395	609
Total contract volume	299	496	912	1,595

Borrowing Cost Rate*	4.9%	5.7%	4.9%	5.5%

Charge-offs – On-Balance Sheet (in millions)
Retail installment and lease	$204	$299	$774	$757
Wholesale	33	(3)	73	10
Other	3	—	10	4
Total charge-offs – on-balance sheet	$240	$296	$857	$771

Total loss-to-receivables ratio – on-balance sheet	0.97%	0.89%	1.10%	0.74%

Memo :
Total charge-offs – managed (in millions)**	$241	$303	$862	$800
Total loss-to-receivables ratio – managed**	0.97%	0.89%	1.10%	0.75%

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*	On-balance sheet debt includes the effects of derivatives and facility fees.
**	See Appendix for additional information.

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
APPENDIX

In evaluating Ford Credit’s financial performance, Ford Credit management uses financial measures based on Generally Accepted Accounting Principles (“GAAP”), as well as financial measures that include adjustments from GAAP.  Included below are brief definitions of key terms, information about the impact of on-balance sheet securitization and a reconciliation of non-GAAP measures to GAAP:

•
Managed receivables:  receivables reported on Ford Credit’s balance sheet, excluding unearned interest supplements related to finance receivables, and securitized off-balance sheet receivables that Ford Credit continues to service

•
Charge-offs on managed receivables:  charge-offs associated with receivables reported on Ford Credit’s balance sheet and charge-offs associated with receivables that Ford Credit sold in off-balance sheet securitizations and continues to service

•	Equity: shareholder’s interest reported on Ford Credit’s balance sheet

IMPACT OF ON-BALANCE SHEET SECURITIZATION:  Finance receivables (retail and wholesale) and net investment in operating leases reported on Ford Credit’s balance sheet include assets that have been sold for legal purposes in securitization transactions that do not satisfy the requirements for accounting sale treatment.  These receivables are available only for payment of the debt and other obligations issued or arising in the securitization transactions; they are not available to pay the other obligations of Ford Credit or the claims of Ford Credit’s other creditors.  Debt reported on Ford Credit’s balance sheet includes obligations issued or arising in securitization transactions that are payable only out of collections on the underlying securitized assets and related enhancements.  Ford Credit holds the right to the excess cash flows not needed to pay the debt and other obligations issued or arising in each of these securitization transactions.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP:

Managed Leverage Calculation	September 30,	December 31,
	2009	2008
	(in billions)
Total debt	$103.4	$126.5
Securitized off-balance sheet receivables outstanding	0.1	0.6
Retained interest in securitized off-balance sheet receivables	—	(0.1)
Adjustments for cash, cash equivalents, and marketable securities*	(23.4)	(23.6)
Adjustments for derivative accounting**	(0.4)	(0.4)
Total adjusted debt	$79.7	$103.0

Equity	$10.5	$10.6
Adjustments for derivative accounting**	(0.1)	(0.2)
Total adjusted equity	$10.4	$10.4

Managed leverage (to 1) = Total adjusted debt / Total adjusted equity	7.7	9.9
Memo: Financial statement leverage (to 1) = Total debt / Equity	9.9	12.0

Net Finance Receivables and Operating Leases	September 30,	December 31,
	2009	2008
Receivables – On-Balance Sheet	(in billions)
Retail installment	$58.4	$65.5
Wholesale	18.6	27.7
Other finance receivables	2.5	2.8
Unearned interest supplements	(1.8)	(1.3)
Allowance for credit losses	(1.5)	(1.4)
Finance receivables, net	76.2	93.3
Net investment in operating leases	16.3	22.5
Total receivables – on-balance sheet	$92.5	$115.8

Memo: Total receivables – managed***	$94.4	$117.7

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*	Excludes marketable securities related to insurance activities.
**
Primarily related to market valuation adjustments to derivatives due to movements in interest rates.  Adjustments to debt are related to designated fair value hedges and adjustments to equity are related to retained earnings.

***
Includes on-balance sheet receivables, excluding unearned interest supplements related to finance receivables of $1.8 billion and $1.3 billion at September 30, 2009 and December 31, 2008, respectively; and includes off-balance sheet retail receivables of about $100 million and about $600 million at September 30, 2009 and December 31, 2008, respectively.